UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2014

Appliance Recycling Centers of America, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7400 Excelsior Blvd., Minneapolis, MN	55426-4517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 930-9000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    On December 18, 2014, Jeffery P. Ostapeic was appointed Chief Financial Officer of Appliance Recycling Centers of America, Inc. (“ARCA”).   From January 2011 to February 2014 Mr. Ostapeic, age 46, was Audit Partner with Grant Thornton LLP, and from October 2007 to 2011 was Audit Partner with McGladrey & Pullen., LLP.

In addition to other employment benefits, Mr. Ostapeic is entitled to a base salary of $180,000 per year and an annual bonus as determined by the Company’s board of directors. In addition, the Company granted Mr. Ostapeic an option to purchase 50,000 shares of common stock at an exercise price of $2.80 per share under the Company’s 2011 Stock Compensation Plan.  The option vests with respect to one-third of the shares on the first, second and third anniversaries of his appointment.

There are no arrangements or understandings between Mr. Ostapeic and any other person pursuant to which he was elected as an officer of the Company. There are no transactions in which Mr. Ostapeic has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A press release announcing Mr. Ostapeic’s appointment is furnished as Exhibit 99.1.

ITEM 9.01    Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Document

99.1	Press Release dated December 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appliance Recycling Centers of America, Inc.

Date: December 24, 2014	/s/ Mark G. Eisenschenk
Mark G. Eisenschenk Chief Executive Officer

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